Exhibit 99

News Release
For Immediate Release

Contact:  Thomas X. Geisel, President & CEO, (856) 691-7700

Sun Bancorp, Inc. Reports First Quarter 2010 Results

VINELAND, NJ – April 27, 2010 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $762,000, or $0.03 loss per diluted share, for the first quarter ended March 31, 2010, compared to a net loss available to common shareholders of $820,000, or $0.04 loss per diluted share, for the first quarter ended March 31, 2009.  The net loss available to common shareholders for the first quarter 2009 included the impact of the Company’s participation in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), including $1.2 million for preferred stock dividends and accretion of the original issuance discount on preferred stock.

“First quarter results continue to mirror the challenging economic environment in which we operate," said Thomas X. Geisel, President & Chief Executive Officer.  "While credit costs remain elevated they were generally in line with our expectations. Credit quality was essentially stable with the exception of one new addition to our non-performing assets. Our provision for loan losses totaled $9.6 million for the first quarter, which increased our allowance for loan losses to 2.35% of total loans as compared to 2.21% at the end of 2009. We continue to closely monitor areas of weakness and take expedient and appropriate action as necessary. Loan demand was moderate in the first quarter as companies continue to plan guardedly, the commercial real estate market adjusts and consumers remain cautious. Our non-time, core deposit volumes continue to be an area of strength and grew 3.00% on a linked quarter basis. Our net interest margin of 3.56% was down slightly from the fourth quarter from lower loan and securities yields, but still reflects a marked improvement from 2.74% a year ago. Our efforts to diversify the core revenue streams continue to show progress, especially in the healthcare, asset-based lending and Sun Home Loans areas."

The following is an overview of the key financial highlights for the quarter:

·	Total assets were $3.53 billion at March 31, 2010, as compared to $3.58 billion at December 31, 2009 and $3.64 billion at March 31, 2009.
·
Total loans before allowance for loan losses were $2.70 billion at March 31, 2010, as compared to $2.72 billion at December 31, 2009 and $2.74 billion at March 31, 2009.  Commercial loans, on average, were essentially level on a linked fourth quarter 2009 basis, while residential mortgages and home equity loans decreased on average 3.4% and 1.3%, respectively.

·
The provision for loan losses was $9.6 million for the first quarter 2010, increasing the allowance for loan losses to 2.35% of outstanding loans at March 31, 2010, as compared to the allowance for loan losses to outstanding loans of 2.21% at December 31, 2009 and 1.44% at March 31, 2009.  The provision for loan losses for the first quarter was 0.35% of average loans, as compared to 0.72% of average loans for the linked quarter and 0.15% of average loans for the comparable prior year quarter.  Net charge-offs during the first quarter were $6.3 million, or 0.23% of average loans, as compared to $5.6 million, or 0.21% of average loans for the linked quarter and $1.9 million, or 0.07% of average loans outstanding, for the comparable prior year quarter.

·
Total non-performing assets were $89.8 million at March 31, 2010, or 3.32% of total loans and real estate owned, as compared to $105.4 million at December 31, 2009, or 3.86% of total loans and real estate owned, and $64.3 million, or 2.34%, at March 31, 2009.  The allowance for loan losses to non-performing loans was 73.53% at March 31, 2010, as compared to 62.56% at December 31, 2009 and 73.76% at March 31, 2009.

·
Total deposits of $2.92 billion at March 31, 2010 were essentially level to December 31, 2009 and March 31, 2009.  Average deposits increased $33.2 million over the linked quarter as average interest-bearing demand deposits increased 7.3%, or $85.4 million, offset by a decrease in average certificates of deposit of $15.3 million, or 1.6%.

·	Federal funds purchased were $25.0 million at March 31, 2010, as compared to $89.0 million at December 31, 2009. There were no federal funds purchased at March 31, 2009.
·
The first quarter net interest margin was 3.56%, as compared to 3.64% for the linked quarter and 2.74% for the comparable prior year quarter.  The yield on average loans was 4.79%, as compared to 4.92% for the linked quarter and 4.72% for the comparable prior year quarter.  The cost of interest-bearing deposits of 1.23% for the first quarter decreased 14 basis points from 1.37% for the linked quarter and 96 basis points from the comparable prior year quarter.  The interest rate spread was 3.35%, as compared to the linked quarter of 3.41% and the same prior year quarter of 2.33%.

·
Total operating non-interest income for the quarter of $5.7 million decreased $241,000, or 4.1%, over the linked fourth quarter 2009 and was essentially flat in relation to the comparable prior year period.  The decrease over the linked fourth quarter was primarily attributable to a decrease in service charges on deposit accounts, such as NSF and overdraft fees, of $206,000.

·
Total operating non-interest expense for the quarter of $26.1 million increased $2.3 million, or 9.5%, over the comparable prior year period and $343,000, or 1.3%, over the linked fourth quarter 2009.  The increase over prior year was primarily the result of planned increases in salaries and benefits of $896,000 due to the addition of new business line staff and increases in sales commissions and stock compensation expense. In addition, occupancy expense increased $405,000 primarily related to snow removal costs and other expenses increased by $599,000 primarily attributable to problem loan costs of $610,000.  The increase over the linked fourth quarter 2009 was due to an increase in occupancy expense of $629,000 primarily related to snow removal costs and an increase in salaries and benefits of $419,000 mainly attributable to an increase in payroll taxes.  These increases were partially offset by a decrease in advertising expense of $206,000 and a decrease in other expenses of $622,000, driven by a reduction in consulting fees of $197,000 and a lower off-balance sheet provision during the quarter of $211,000.

·	The income tax benefit is a result of the pre-tax loss in combination with the relatively large levels of tax-free income earned on tax-exempt securities and BOLI policies.
·	The Company’s ratio of tangible equity to tangible assets was 6.34% at March 31, 2010, as compared to 6.24% at December 31, 2009 and 6.11% at March 31, 2009.
·
The Company’s capital ratios continue to remain strong. At March 31, 2010 Sun National Bank’s total risk-based capital ratio is approximately 10.97% and the leverage capital ratio is approximately 8.75%.

The Company will hold its regularly scheduled conference call on Wednesday, April 28, 2010, at 11:30 a.m. (ET).  Participants may listen to the live Web cast through the Sun Bancorp Web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a $3.53 billion asset bank holding company headquartered in Vineland, New Jersey.  Its primary subsidiary is Sun National Bank, serving customers through 70 locations in New Jersey.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC.  For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended
	March 31,		December 31,
	2010	2009	2009
Profitability for the period:
Net interest income	$27,623	$21,839	$28,068
Provision for loan losses	9,600	4,000	19,479
Non-interest income	5,651	5,321	5,541
Non-interest expense	26,076	23,817	25,733
Loss before income taxes	(2,402)	(657)	(11,603)
Net (loss) income	(762)	385	(6,340)
Net loss available to common shareholders	$(762)	$(820)	$(6,340)

Financial ratios:
Return on average assets (1)	(0.09)%	0.04%	(0.71)%
Return on average equity (1)	(0.85)%	0.35%	(6.96)%
Return on average tangible equity (1),(2)	(1.39)%	0.52%	(11.44)%
Net interest margin (1)	3.56%	2.74%	3.64%
Efficiency ratio	78.37%	87.69%	76.57%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	78.37%	86.80%	75.77%

Loss per common share:
Basic	$(0.03)	$(0.04)	$(0.27)
Diluted	$(0.03)	$(0.04)	$(0.27)

Average equity to average assets	10.14%	12.21%	10.15%
	March 31,		December 31,
	2010	2009	2009
At period-end:
Total assets	$3,531,998	$3,635,697	$3,578,905
Total deposits	2,924,815	2,930,084	2,909,268
Loans receivable, net of allowance for loan losses	2,634,276	2,698,612	2,657,694
Investments	430,104	435,841	457,192
Borrowings	78,943	50,437	146,193
Junior subordinated debentures	92,786	92,786	92,786
Shareholders' Equity	356,129	447,984	356,593

Credit quality and capital ratios:
Allowance for loan losses to gross loans	2.35%	1.44%	2.21%
Non-performing assets to gross loans and real estate owned	3.32%	2.34%	3.86%
Allowance for loan losses to non-performing loans	73.53%	73.76%	62.56%

Total capital (to risk-weighted assets) (4):
Sun Bancorp, Inc.	11.47%	14.32%	11.38%
Sun National Bank	10.97%	10.99%	10.87%
Tier 1 capital (to risk-weighted assets) (4):
Sun Bancorp, Inc.	10.21%	13.07%	10.12%
Sun National Bank	9.71%	9.74%	9.61%
Leverage Ratio
Sun Bancorp, Inc.	9.21%	11.81%	9.08%
Sun National Bank	8.75%	8.80%	8.58%

Book value per common share	$15.22	$15.72	$15.29
Tangble book value per common share	$9.18	$9.41	$9.19
(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest income for the three months ended December 31, 2009 and March 31, 2009 excludes a net impairment loss on available for sale securities of $351,000 and $278,000, respectively.

(4) March 31, 2010 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	March 31, 2010	December 31, 2009
ASSETS
Cash and due from banks	$43,585	$53,857
Interest-earning bank balances	8,985	5,263
Cash and cash equivalents	52,570	59,120
Investment securities available for sale (amortized cost of $409,955 and $435,267 at March 31, 2010 and December 31, 2009, respectively)	409,080	434,738
Investment securities held to maturity (estimated fair value of $5,698 and $7,121 at March 31, 2010 and December 31, 2009, respectively)	5,531	6,955
Loans receivable (net of allowance for loan losses of $63,292 and $59,953 at March 31, 2010 and December 31, 2009, respectively)	2,634,276	2,657,694
Restricted equity investments	15,493	15,499
Bank properties and equipment, net	53,228	53,246
Real estate owned	3,688	9,527
Accrued interest receivable	11,466	12,235
Goodwill	127,894	127,894
Intangible assets, net	13,395	14,316
Deferred taxes, net	22,192	20,721
Bank owned life insurance (BOLI)	78,291	77,753
Other assets	104,894	89,207
Total assets	$3,531,998	$3,578,905

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,924,815	$2,909,268
Federal funds purchased	25,000	89,000
Securities sold under agreements to repurchase – customers	15,767	18,677
Advances from the Federal Home Loan Bank of New York (FHLBNY)	14,916	15,215
Securities sold under agreements to repurchase – FHLBNY	15,000	15,000
Obligations under capital lease	8,260	8,301
Junior subordinated debentures	92,786	92,786
Other liabilities	79,325	74,065
Total liabilities	3,175,869	3,222,312

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized; 23,503,427 shares issued and 23,396,704 shares outstanding at March 31, 20010; 25,435,994 shares issued and 23,329,271 shares outstanding at December 31, 2009	25,503	25,436
Additional paid-in capital	362,648	362,189
Retained earnings	(5,359)	(4,597)
Accumulated other comprehensive loss	(377)	(149)
Deferred compensation plan trust	(124)	(124)
Treasury stock at cost, 2,106,723 shares at March 31, 2010 and December 31, 2009	(26,162)	(26,162)
Total shareholders’ equity	356,129	356,593
Total liabilities and shareholders’ equity	$3,531,998	$3,578,905

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended March 31,
	2010	2009
INTEREST INCOME
Interest and fees on loans	$32,386	$32,192
Interest on taxable investment securities	3,189	4,230
Interest on non-taxable investment securities	1,005	844
Dividends on restricted equity investments	227	173
Total interest income	36,807	37,439
INTEREST EXPENSE
Interest on deposits	7,627	13,930
Interest on funds borrowed	549	484
Interest on junior subordinated debentures	1,008	1,186
Total interest expense	9,184	15,600
Net interest income	27,623	21,839
PROVISION FOR LOAN LOSSES	9,600	4,000
Net Interest income after provision for loan losses	18,023	17,839
NON-INTEREST INCOME
Service charges on deposit accounts	2,944	3,044
Other service charges	79	82
Gain on sale of loans	603	345
Gain on derivative instruments	-	127
Investment products income	603	522
BOLI income	538	513
Net impairment losses on available for sale securities:
Total impairment losses	-	(351)
Portion of loss recognized in other comprehensive income (before taxes)	-	73
Net impairment losses recognized in earnings	-	(278)
Other	884	966
Total non-interest income	5,651	5,321
NON-INTEREST EXPENSE
Salaries and employee benefits	12,859	11,963
Occupancy expense	3,540	3,135
Equipment expense	1,736	1,538
Data processing expense	1,086	1,010
Amortization of intangible assets	921	1,177
Insurance expense	1,507	1,443
Professional fees	584	378
Advertising expense	580	545
Real estate owned expense, net	216	180
Other	3,047	2,448
Total non-interest expense	26,076	23,817
LOSS BEFORE INCOME TAXES	(2,402)	(657)
INCOME TAX BENEFIT	(1,640)	(1,042)
NET (LOSS) INCOME	(762)	385
Preferred stock dividends and discount accretion	-	1,205
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(762)	$(820)

Basic loss per share	$(0.03)	$(0.04)
Diluted loss per share	$(0.03)	$(0.04)
Weighted average shares – basic	23,365,406	23,043,056
Weighted average shares – diluted	23,365,406	23,043,056

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2010	2009	2009	2009	2009
	Q1	Q4	Q3	Q2	Q1
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,238,967	$2,249,365	$2,234,616	$2,240,368	$2,243,698
Home equity	257,368	258,592	261,206	265,407	268,122
Second mortgage	65,857	68,592	71,578	73,856	78,589
Residential real estate	71,452	75,322	72,292	79,627	69,971
Other	63,924	65,776	70,072	74,714	77,638
Total gross loans	2,697,568	2,717,647	2,709,764	2,733,972	2,738,018
Allowance for loan losses	(63,292)	(59,953)	(46,067)	(44,316)	(39,406)
Net loans	2,634,276	2,657,694	2,663,697	2,689,656	2,698,612
Goodwill	127,894	127,894	127,894	127,894	127,894
Intangible assets, net	13,395	14,316	15,237	16,414	17,592
Total assets	3,531,998	3,578,905	3,545,639	3,561,110	3,635,697
Total deposits	2,924,815	2,909,268	2,932,880	2,875,502	2,930,084
Federal funds purchased	25,000	89,000	6,000	87,500	-
Securities sold under agreements to repurchase - customers	15,767	18,677	21,018	17,398	14,170
Advances from FHLBNY	14,916	15,215	15,512	15,805	16,096
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	8,260	8,301	8,343	8,383	5,171
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	356,129	356,593	362,457	360,660	447,984
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,241,443	$2,238,579	$2,247,234	$2,236,745	$2,229,016
Home equity	258,359	260,382	263,494	268,276	268,921
Second mortgage	67,435	69,844	72,830	75,967	81,854
Residential real estate	73,333	75,890	76,626	75,812	70,868
Other	63,804	66,698	70,790	75,133	79,324
Total gross loans	2,704,374	2,711,393	2,730,974	2,731,933	2,729,983
Securities and other interest-earning assets	459,309	433,706	486,274	491,348	527,318
Total interest-earning assets	3,163,683	3,145,099	3,217,248	3,223,281	3,257,301
Total assets	3,554,244	3,590,339	3,593,037	3,611,679	3,644,558
Non-interest-bearing demand deposits	440,860	480,080	476,478	431,836	397,237
Total deposits	2,919,477	2,886,322	2,946,281	2,975,358	2,936,452
Total interest-bearing liabilities	2,672,746	2,652,540	2,663,226	2,705,069	2,694,326
Total shareholders' equity	360,475	364,530	365,440	370,196	445,040

Capital and credit quality measures:
Total capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	11.47%	11.38%	11.48%	11.62%	14.32%
Sun National Bank	10.97%	10.87%	10.99%	11.15%	10.99%
Tier 1 capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	10.21%	10.12%	10.23%	10.37%	13.07%
Sun National Bank	9.71%	9.61%	9.74%	9.90%	9.74%
Leverage ratio (1):
Sun Bancorp, Inc.	9.21%	9.08%	9.21%	9.29%	11.81%
Sun National Bank	8.75%	8.58%	8.78%	8.88%	8.80%

Average equity to average assets	10.14%	10.15%	10.17%	10.25%	12.21%
Allowance for loan losses to total gross loans	2.35%	2.21%	1.70%	1.62%	1.44%
Non-performing assets to total gross loans and real estate owned	3.32%	3.86%	3.46%	2.70%	2.34%
Allowance for loan losses to non-performing loans	73.53%	62.56%	54.58%	69.82%	73.76%

Other data:
Net charge-offs	(6,261)	(5,593)	(14,486)	(2,040)	(1,903)
Non-performing assets:
Non-accrual loans	$78,403	$87,882	$80,333	$55,801	$50,481
Loans past due 90 days and accruing	7,678	7,958	4,067	7,675	2,945
Real estate owned, net	3,688	9,527	9,667	10,620	10,834
Total non-performing assets	89,769	105,367	94,067	74,096	64,260
Troubled debt restructuring, performing	19,353	-	-	-	-
(1) March 31, 2010 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except per share amounts)
	2010	2009	2009	2009	2009
	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$37,347	$38,425	$38,413	$38,276	$37,894
Interest expense	9,184	9,799	11,426	14,017	15,600
Tax-equivalent net interest income	28,163	28,626	26,987	24,259	22,294
Tax-equivalent adjustment	540	558	521	475	455
Provision for loan losses	9,600	19,479	16,237	6,950	4,000
Non-interest income excluding net impairment losses on available for sale securities	5,651	5,892	6,404	6,290	5,599
Net impairment losses on available for sale securities	-	(351)	(1,928)	(4,558)	(278)
Non-interest expense excluding amortization of intangible assets	25,155	24,812	25,690	26,472	22,640
Amortization of intangible assets	921	921	1,177	1,178	1,177
Loss before income taxes	(2,402)	(11,603)	(12,162)	(9,084)	(657)
Income tax benefit	(1,640)	(5,263)	(5,620)	(4,450)	(1,042)
Net (loss) income	(762)	(6,340)	(6,542)	(4,634)	385
Net loss available to common shareholders	$(762)	$(6,340)	$(6,542)	$(8,780)	$(820)
Financial ratios:
Return on average assets (1)	(0.09)%	(0.71)%	(0.73)%	(0.51)%	0.04%
Return on average equity (1)	(0.85)%	(6.96)%	(7.16)%	(5.01)%	0.35%
Return on average tangible equity (1),(2)	(1.39)%	(11.44)%	(11.81)%	(8.23)%	0.52%
Net interest margin (1)	3.56%	3.64%	3.36%	3.01%	2.74%
Efficiency ratio	78.37%	76.57%	86.83%	108.36%	87.69%
Efficiency ratio, excluding non-operating income and non-operating expense	78.37%	75.77%	81.74%	91.94%	86.80%
Per share data:
Loss per common share:
Basic	$(0.03)	$(0.27)	$(0.28)	$(0.38)	$(0.04)
Diluted	$(0.03)	$(0.27)	$(0.28)	$(0.38)	$(0.04)
Book value	$15.22	$15.29	$15.63	$15.59	$15.72
Tangible book value	$9.18	$9.19	$9.46	$9.35	$9.41
Average basic shares	23,365,406	23,223,463	23,162,992	23,103,975	23,043,056
Average diluted shares	23,365,406	22,223,463	23,162,992	23,103,975	23,043,056
Operating non-interest income:
Service charges on deposit accounts	$2,944	$3,150	$3,150	$3,096	$3,044
Other service charges	79	85	85	79	82
Gain on sale of loans	603	603	711	693	345
Gain on derivative instruments	-	50	-	85	127
Investment products income	603	497	894	756	522
BOLI income	538	600	575	561	513
Other income	884	907	989	1,020	966
Total operating non-interest income	5,651	5,892	6,404	6,290	5,599
Non-operating income (3):
Net impairment losses on available for sale securities recognized in earnings	-	(351)	(1,928)	(4,558)	(278)
Total non-operating income	-	(351)	(1,928)	(4,558)	(278)
Total non-interest income	$5,651	$5,541	$4,476	$1,732	$5,321
Operating non-interest expense:
Salaries and employee benefits	$12,859	$12,440	$14,154	$13,216	$11,963
Occupancy expense	3,540	2,911	2,689	2,782	3,135
Equipment expense	1,736	1,732	1,619	1,685	1,538
Data processing expense	1,086	1,021	980	1,052	1,010
Amortization of intangible assets	921	921	1,177	1,178	1,177
Insurance expense	1,507	1,512	1,519	3,330	1,443
Professional fees	584	713	595	507	378
Advertising expense	580	786	251	871	545
Real estate owned expense, net	216	28	854	93	180
Other expenses	3,047	3,669	3,029	2,936	2,448
Total operating non-interest expense	26,076	25,733	26,867	27,650	23,817
Total non-interest expense	$26,076	$25,733	$26,867	$27,650	$23,817
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended, March 31
	2010			2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,241,443	$26,166	4.67%	$2,229,016	$25,077	4.50%
Home equity	258,359	3,032	4.69	268,921	3,500	5.21
Second mortgage	67,435	1,063	6.31	81,854	1,307	6.39
Residential real estate	73,333	1,019	5.56	70,868	1,070	6.04
Other	63,804	1,106	6.93	79,324	1,238	6.24
Total loans receivable	2,704,374	32,386	4.79	2,729,983	32,192	4.72
Investment securities (3)	449,691	4,957	4.41	466,898	5,666	4.85
Interest-earning bank balances	9,618	4	0.17	60,040	36	0.24
Federal funds sold	-	-	-	380	-	-
Total interest-earning assets	3,163,683	37,347	4.72	3,257,301	37,894	4.65
Cash and due from banks	45,194			49,135
Bank properties and equipment, net	53,081			48,471
Goodwill and intangible assets, net	141,859			146,210
Other assets	150,427			143,441
Total non-interest-earning assets	390,561			387,257
Total assets	$3,554,244			$3,644,558

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,260,824	2,781	0.88%	$983,372	2,746	1.12%
Savings deposits	301,302	651	0.86	297,590	846	1.14
Time deposits	916,491	4,195	1.83	1,258,253	10,338	3.29
Total interest-bearing deposit accounts	2,478,617	7,627	1.23	2,539,215	13,930	2.19
Short-term borrowings:
Federal funds purchased	47,556	63	0.53	3,561	5	0.56
Securities sold under agreements to repurchase - customers	15,487	5	0.13	16,610	10	0.24
Long-term borrowings:
FHLBNY advances (4)	30,019	343	4.57	36,976	374	4.05
Obligations under capital lease	8,281	138	6.67	5,178	95	7.34
Junior subordinated debentures	92,786	1,008	4.35	92,786	1,186	5.11
Total borrowings	194,129	1,557	3.21	155,111	1,670	4.31
Total interest-bearing liabilities	2,672,746	9,184	1.37	2,694,326	15,600	2.32
Non-interest-bearing demand deposits	440,860			397,237
Other liabilities	80,163			107,955
Total non-interest bearing liabilities	521,023			505,192
Total liabilities	3,193,769			3,199,518
Shareholders' equity	360,475			445,040
Total liabilities and shareholders' equity	$3,554,244			$3,644,558

Net interest income		$28,163			$22,294
Interest rate spread (5)			3.35%			2.33%
Net interest margin (6)			3.56%			2.74%
Ratio of average interest-earning assets to average interest-bearing liabilities			118.37%			120.89%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for three months ended March 31, 2010 and 2009 was $540,000 and $455,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.